Exhibit 99.1

VOTING SUPPORT AGREEMENT

THIS AGREEMENT is made as of the 20th day of August, 2021.

BETWEEN:

PF ARGENTUM ACQUISITION ULC, a corporation formed under the laws of the Province of British Columbia (the Purchaser)

- and -

●, [an individual resident at ●/a ● formed under the laws of ●] (the Shareholder)

WHEREAS:

(A)	The Purchaser proposes to acquire all of the issued and outstanding Common Shares and First Preferred Shares (the Shares) of TRILLIUM THERAPEUTICS INC. (the Corporation) by way of a court-approved plan of arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the Arrangement) pursuant to the terms of an arrangement agreement (the Arrangement Agreement) entered into between the Purchaser and the Corporation as of the date hereof.

(B)	Pursuant to the Arrangement, the Purchaser proposes to acquire the Shares for cash consideration of $18.50 per Share (the Consideration), including, to the extent contemplated in the Arrangement Agreement, any Shares that may become outstanding after the date of the Arrangement Agreement but before the completion of the Arrangement upon the conversion, exchange or exercise of securities of the Corporation or any of its subsidiaries that are, as of the date hereof, convertible into or exchangeable or exercisable for Shares.

(C)	The Shareholder is the legal or beneficial owner of or exercises control or direction over, directly or indirectly, the Subject Shares listed in Schedule “A” attached hereto.

(D)	The Shareholder believes it will derive benefit from the Arrangement and wishes to expressly confirm its support for the Arrangement and each of the transactions contemplated thereby.

(E)	This Agreement sets out, among other things, the terms and conditions of the Shareholder’s agreement to abide by the covenants in respect of the Subject Shares and the other restrictions and covenants set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereby agree as follows:

Article 1
Interpretation

1.1	Definitions

In this Agreement, including the recitals:

affiliate of any Person means, at the time such determination is being made, any other Person controlling, controlled by or under common control with such first Person, in each case, whether directly or indirectly, and “control” and any derivation thereof means the holding of voting securities of another Person sufficient to elect a majority of the board of directors (or the equivalent) of such Person (for the avoidance of doubt, the Corporation shall not be deemed to be an affiliate of the Shareholder hereunder);

Agreement means this voting support agreement as it may be amended, modified or supplemented from time to time in accordance with its terms;

Alternative Transaction has the meaning ascribed thereto in Section 3.2(a);

Acquisition Proposal has the meaning ascribed thereto in the Arrangement Agreement;

Arrangement has the meaning ascribed thereto in the recitals hereof;

Arrangement Agreement has the meaning ascribed thereto in the recitals hereof;

Business Day means any day, other than a Saturday, or a Sunday or a statutory or civic holiday, on which banks are generally open for business in Vancouver, British Columbia, Toronto, Ontario and New York, New York;

Consideration has the meaning ascribed thereto in the recitals hereof;

Effective Time has the meaning ascribed thereto in Section 2.1(c);

Governmental Entity means (a) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, ministry, agency or instrumentality, domestic or foreign; (b) any subdivision, agent or authority of any of the foregoing; (c) any quasi-governmental or private body including any tribunal, commission, regulatory agency or self-regulatory organization exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (d) any Securities Authority or stock exchange, including the Toronto Stock Exchange and NASDAQ Stock Market.

Parties means the Purchaser and the Shareholder and “Party” means either one of them;

Person includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status;

Securities Authority means the U.S. Securities and Exchange Commission, the Ontario Securities Commission and any other applicable securities commission or securities regulatory authority of a province or territory of Canada or state of the United States;

Shares has the meaning ascribed thereto in the recitals hereof;

Subject Shares means the Shares and other securities of the Corporation owned by the Shareholder and over which the Shareholder, directly or indirectly, exercises control or direction (all as listed on Schedule “A”) and any Shares or other securities of the Corporation acquired directly or indirectly by the Shareholder subsequent to the date hereof, and all securities which may be converted into, exercised or exchanged for or otherwise changed into Shares and any Shares that become subsequent to the date hereof, directly or indirectly, controlled or directed by the Shareholder, and any rights or options in respect of the foregoing;

Superior Proposal has the meaning ascribed thereto in the Arrangement Agreement; and wilful material breach means a material breach that is a consequence of an act or failure to act undertaken by the breaching Party with actual knowledge that such act or failure to act would cause a breach of this Agreement.

1.2	Gender and Number

Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

1.3	Currency

All references to dollars or to $ are references to United States dollars.

1.4	Headings

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenient reference only and do not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedule hereto to “Articles”, “Sections” and “Schedules” refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules to which such reference is made, as applicable.

1.5	Date for any Action

A period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. (Eastern Time) on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. (Eastern Time) on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Agreement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding Business Day.

1.6	Incorporation of Schedules

Schedule “A”, for all purposes hereof, forms an integral part of this Agreement.

Article 2
REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to, and in favour of, the Purchaser as follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the matters contemplated by this Agreement and the Arrangement Agreement and the transactions contemplated thereby:

(a)	Shareholder. If the Shareholder is not a natural Person, it is a corporation or other entity validly existing under the laws of its jurisdiction of incorporation or formation. If the Shareholder is an individual, it is of the full age of majority and is legally competent to execute this Agreement and take all action pursuant hereto and has received all requisite approvals to execute and deliver this Agreement and to perform his, her or its obligations hereunder.

(b)	Authorization. It has all necessary power, authority, capacity, consent and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement of the Shareholder enforceable against it in accordance with its terms; subject only to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, other laws affecting the enforcement of creditors’ rights generally or similar proceedings and the equitable power of the courts to stay proceedings before them and the execution of judgments and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(c)	Ownership. As at the date hereof the Shareholder is and, immediately prior to the time at which the Subject Shares are acquired by the Purchaser or transferred to the Corporation, as applicable, under the Arrangement or an Alternative Transaction (the Effective Time), the Shareholder will be the sole beneficial owner of the Subject Shares.

(d)	Control and Direction. As at the date hereof the Shareholder controls or directs, and, at all times between the date hereof and the Effective Time, the Shareholder will control or direct, directly or indirectly, all of the Subject Shares. Other than the Subject Shares, neither the Shareholder nor any of its affiliates, beneficially owns, or exercises control or direction over any additional or other securities, or any securities convertible or exchangeable into any additional securities or other securities, of the Corporation or any of its affiliates.

(e)	Sole Right to Vote. As at the date hereof the Shareholder has and, immediately prior to the Effective Time, the Shareholder will have the sole and exclusive right and authority to sell and vote or direct the sale, transfer and disposition of the Subject Shares. If the Shareholder is not a natural Person, no approval of the Shareholder’s securityholders is or will be required in order to vote the Subject Shares in favour of the Arrangement or an Alternative Transaction, as applicable, or to sell or transfer the Subject Shares to the Purchaser or the Corporation as applicable. None of the Subject Shares is subject to any proxy, power of attorney, power-in-fact, shareholders’ agreement, voting trust or similar agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming a shareholders’ agreement, voting trust or other agreement.

(f)	Good Title. The Shareholder has and, immediately prior to the Effective Time, the Shareholder will have good and marketable title to the Subject Shares, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever, except for (i) any of the foregoing that may be imposed pursuant to (x) this Agreement and (y) any applicable restrictions on transfer under applicable securities law and (ii) community property interests under applicable law.

(g)	No Agreements. No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, requisition, acquisition or transfer of any of the Subject Shares, or any interest therein or right thereto, except for (x) the Purchaser or the Corporation, as applicable, pursuant to this Agreement or the Arrangement Agreement and (y) community property interests under applicable law.

(h)	No Proceeding Pending. There is no claim, action, litigation, audit, investigation, lawsuit, arbitration, mediation or other proceeding pending or, to the knowledge of the Shareholder, threatened against or otherwise affecting the Shareholder (or any of its affiliates) or this Agreement which, individually or in the aggregate, would reasonably be expected to have an adverse effect on or otherwise impair the ability of the Shareholder to deliver this Agreement and to perform its obligations contemplated hereby.

(i)	Consents. There is no requirement of the Shareholder to make any filing with, give any notice to, or obtain any consent, authorization, approval or waiver of, any Person (including the securityholders, governing body or clients of the Shareholder, as applicable) in connection with the execution and delivery by the Shareholder of this Agreement and the performance of its obligations contemplated hereby, except for any required filings under applicable securities laws, rules and regulations.

(j)	Non-Contravention. None of the execution, delivery or performance by the Shareholder of this Agreement results (or would result with the giving of notice, the lapse of time or the happening of any other event or condition) in a breach, right of termination or a violation of, or conflict with in any manner, or allow any other Person to exercise any rights under any of the terms or provisions of (i) if the Shareholder is not a natural Person, the organizational, constituent or constating documents, by-laws and/or resolutions of the directors or shareholders of the Shareholder (or of any of its affiliates which is the legal owner of the Subject Shares); (ii) any agreement or contract to which the Shareholder is a party or by which its property is bound; (iii) any applicable law; or (iv) any judgment, decree, order or award of any Governmental Entity, except, in the case of each of clauses (ii), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have an adverse effect on or otherwise impair the ability of the Shareholder to deliver this Agreement and to perform its obligations contemplated hereby.

(k)	Not Joint Actors. The Shareholder is not acting jointly or in concert with the Purchaser in respect of the Arrangement.

The representations, warranties and covenants of the Shareholder set forth in this Section 2.1 shall survive until the termination of this Agreement.

2.2	Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to and in favour of the Shareholder as follows and acknowledges that the Shareholder is relying upon such representations and warranties in connection with the matters contemplated by this Agreement and by the Arrangement Agreement:

(a)	Organization. The Purchaser is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)	Authorization. The Purchaser has all necessary power, authority, capacity, consent and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms; subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, other laws affecting the enforcement of creditors’ rights generally or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgments and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(c)	Non-Contravention. None of the execution, delivery or performance by the Purchaser of this Agreement results (or would result with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with in any material manner, or allow any other person to exercise any rights under any of the terms or provisions of (i) the constating documents and/or by-laws of the Purchaser; (ii) any agreement, contract to which the Purchaser is a party or by which its property is bound; (iii) any applicable law; or (iv) any judgment, decree, order or award of any Governmental Entity.

(d)	Not Joint Actors. The Purchaser is not acting jointly or in concert with the Shareholder in respect of the Arrangement.

The representations, warranties and covenants of the Purchaser set forth in this Section 2.2 shall survive until the termination of this Agreement.

Article 3
COVENANTS

3.1	Covenants of the Shareholder

The Shareholder hereby irrevocably covenants with the Purchaser and agrees that from the date of this Agreement until the termination of this Agreement pursuant to Article 5, except with the prior written consent of the Purchaser, it:

(a)	shall not sell, assign, transfer, alienate, gift, pledge, option, hedge or enter into any derivative transactions in respect of, or otherwise dispose of or encumber any of the Subject Shares, or transfer any of the economic consequences of ownership thereof (whether settled in Shares or otherwise), or tender any of the Subject Shares to a take-over bid, or enter into any agreement, arrangement, commitment or understanding therewith, whether written or oral, other than pursuant to the Arrangement or an Alternative Transaction; provided that, notwithstanding the foregoing, the Shareholder may (i) exercise stock options to acquire additional Shares, including through a cashless or net exercise of such stock option, (ii) forfeit or otherwise dispose of Subject Shares to satisfy tax withholding obligations upon the exercise or settlement of an equity award, (iii) transfer Subject Shares to a corporation, family trust, charitable entity or other entity directly or indirectly owned or controlled by the Shareholder or under common control with or controlling the Shareholder provided that (A) such transfer shall not relieve or release the Shareholder of or from its obligations under this Agreement, including, without limitation, the obligation of the Shareholder to vote or cause to be voted all Subject Shares in favour of the Arrangement (and any other resolution that is required for the consummation of the transactions contemplated by the Arrangement Agreement), (B) prompt written notice of such transfer is provided to the Purchaser, (C) the transferee continues to be a corporation, family trust, charitable entity or other entity directly or indirectly controlling the Shareholder, or owned or controlled by the Shareholder, at all times prior to the approval of the Arrangement and to the termination of this Agreement pursuant to Article 5, and (D) the transferee agrees to be bound by the terms of this Agreement as if it were a party hereto; (iv) transfer Subject Shares pursuant to a Rule 10b5-1 trading plan in effect as of the date hereof; or (v) transfer Subject Shares by will or the laws of intestacy upon the death of the Shareholder (if a natural Person);

(b)	shall not grant or agree to grant any proxy or other right to the Subject Shares, or enter into any voting trust or pooling or other agreement with respect to the calling of meetings of holders of Subject Shares, or the giving of any consents or approvals of any kind with respect to the Subject Shares, in each case other than pursuant to this Agreement;

(c)	shall not requisition or join in the requisition of any meeting of any of the securityholders of the Corporation for the purpose of considering any resolution;

(d)	shall, at any meeting of securityholders of the Corporation at which the Shareholder or any registered holder of the Subject Shares is entitled to vote, including at the meeting of holders of Shares to be called to approve the Arrangement or an Alternative Transaction, and in any action by written consent of the securityholders of the Corporation:

(i)	cause itself or its representative or proxy (as applicable) to be counted as present for purposes of establishing quorum all of the Subject Shares;

(ii)	vote (or cause to be voted) all of the Subject Shares in favour of the approval, consent, ratification or adoption of the Arrangement or Alternative Transaction and any actions required in furtherance of the actions contemplated thereby;

(iii)	vote (or to cause to be voted) all of the Subject Shares against any resolution or transaction which would in any manner, frustrate, prevent, delay or nullify the Arrangement or any of the other transactions contemplated thereby;

(iv)	deposit and to cause any beneficial owners of the Subject Shares eligible to be voted to deposit a proxy, or voting instruction form, as the case may be, duly completed and executed in respect of all of the Subject Shares eligible to be voted as soon as practicable and in any event at least five (5) Business Days prior to the relevant meeting of the Corporation securityholders and as far in advance as practicable of every adjournment or postponement thereof;

(v)	not take, nor permit any Person on its behalf to take, any action to withdraw, amend or invalidate any proxy or voting instruction form deposited pursuant to this Agreement notwithstanding any statutory or other rights or otherwise which the Shareholder might have unless this Agreement has, at such time, been previously terminated in accordance with Section 5.1; and

(vi)	provide copies of each such proxy or voting instruction form (or screen shots evidencing electronic voting thereof) referred to in (iv) above to the Purchaser at the address below promptly following its delivery as provided for in (iv) above.

(e)	hereby revokes, and will take all steps necessary to effect the revocation of, any and all previous proxies granted or voting instruction forms or other voting documents delivered that may conflict, disrupt, delay or be inconsistent with the matters set forth in this Agreement and agrees not to, directly or indirectly, grant or deliver any other proxy, power of attorney or voting instruction form with respect to the matters set forth in this Agreement except as expressly required or permitted by this Agreement;

(f)	shall not: (i) exercise and shall ensure that no registered holder of the Subject Shares exercises, and hereby irrevocably waives to the fullest extent permitted by law, any and all rights of dissent or appraisal it may have in respect of the Arrangement; or (ii) contest, and shall ensure that no registered or beneficial holder of the Subject Shares contests, in any way the approval of the Arrangement by any Governmental Entity;

(g)	shall not, directly or indirectly, through any of its officers, directors, employees, representatives or agents or otherwise:

(i)	solicit proxies or become a participant in a solicitation in opposition to or competition with the Purchaser’s proposed purchase of the Shares as contemplated by the Arrangement and the transactions contemplated thereby;

(ii)	assist any Person in taking or planning any action that would compete with, restrain, delay or otherwise serve to interfere with or inhibit the Purchaser’s proposed purchase of the Shares as contemplated by the Arrangement;

(iii)	act jointly or in concert with others with respect to the Shares or any other voting securities of the Corporation for the purpose of opposing, delaying or competing with the Purchaser’s proposed purchase of Shares as contemplated by the Arrangement;

(iv)	solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Corporation or any of its subsidiaries or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an Acquisition Proposal;

(v)	participate in any discussions or negotiations with any Person (other than the Purchaser) regarding any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an Acquisition Proposal;

(vi)	accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement, arrangement or understanding, whether written or oral, regarding any Acquisition Proposal; or

(vii)	cooperate in any way with, assist or participate in, knowingly encourage or otherwise knowingly facilitate or knowingly encourage any effort or attempt by any other Person to do or seek to do any of the foregoing.

(h)	shall, and shall cause each of its affiliates to and will instruct each of its and their representatives to, immediately cease and terminate any existing solicitation, knowing encouragement, discussions, negotiations or other activities it is engaged in with any Persons (other than the Purchaser) with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to, an Acquisition Proposal;

(i)	shall cause itself or its representative or proxy (as applicable) to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) the Subject Shares against any proposed action by the Corporation, its directors, officers and/or shareholders, any of its affiliates or any other Person (other than the Purchaser):

(i)	in respect of an Acquisition Proposal, or any inquiry, discussions, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

(ii)	which would reasonably be regarded as being directed towards or likely to prevent or delay the successful completion of the Arrangement, including without limitation any amendment to the constating documents of the Corporation, its subsidiaries or their respective organizational structures or capitalization; or

(iii)	in respect of any new shareholder rights plan or "poison pill" subsequent to the date of this Agreement.

(j)	shall cause each of its affiliates, if any, to comply with each of the covenants in this Section 3.1 and the provisions set out in Article 3; and

(k)	shall notify the Purchaser promptly if any of the Shareholder’s representations and warranties contained in this Agreement becomes untrue or incorrect in any material respect, or of any situation or event that could cause it to be unable to fulfill or meet any of its obligations hereunder.

3.2	Alternative Transaction

(a)	If the Purchaser concludes that it is necessary or desirable to proceed with another form of transaction (including a take-over bid or an amalgamation) whereby the Purchaser or one of its affiliates would effectively acquire all of the Shares within approximately the same time periods and on economic terms to the Shareholder that are equivalent to or better than those contemplated by the Arrangement Agreement (an Alternative Transaction), the Shareholder agrees to support, and cause to be supported, the completion of such Alternative Transaction and shall fulfill its covenants and obligations contained in this Agreement in respect of such Alternative Transaction.

(b)	In the event of any proposed Alternative Transaction, any reference in this Agreement to the Arrangement shall refer to the Alternative Transaction or any resolution in respect thereto, to the extent applicable, all terms, covenants, representations and warranties of this Agreement shall be and shall be deemed to have been made in the context of the Alternative Transaction.

3.3	Fiduciary Duties

The Purchaser agrees and acknowledges that the Shareholder is bound hereunder solely in his or her capacity as a securityholder of the Corporation and that the provisions of this Agreement shall not be deemed or interpreted to bind the Shareholder or, if applicable, any of its directors, officers or principal shareholders, partners, or members, in his or her capacity as a director or officer of the Corporation or any of its subsidiaries. Notwithstanding anything in this Agreement, for greater certainty, each individual referred to above shall be entitled to exercise his or her fiduciary duties in his or her capacity as a director or officer of the Corporation. Nothing in this Agreement prohibits, limits or restricts such individual from exercising his or her duties as a director or officer of the Corporation, including engaging in discussions or negotiations regarding an Acquisition Proposal or Superior Proposal in his or her capacity as a director or officer of and on behalf of the Corporation.

3.4	Covenants of the Purchaser

The Purchaser agrees to comply with its obligations under the Arrangement Agreement. The Purchaser hereby agrees and confirms to the Shareholder that it shall use commercially reasonable efforts to take all steps required of it to consummate the Arrangement and cause the consideration to be made available to pay for the Subject Shares, in each case in accordance with and subject to the terms and conditions of the Arrangement Agreement and the Arrangement. The Purchaser shall not, without the prior written consent of the Shareholder: (a) decrease the amount or change the form of consideration per Subject Share payable pursuant to the Arrangement; or (b) otherwise vary the Arrangement Agreement or the Arrangement in a manner that is material and adverse to the Shareholder.

Article 4
SUPERIOR PROPOSAL

4.1	Superior Proposal

Subject to Section 4.2, if a Superior Proposal is made, the Shareholder hereby irrevocably and expressly agrees that, from the date of this Agreement until the termination of this Agreement pursuant to Article 5, it shall continue to support and vote in favour of the Arrangement and comply with the restrictions, obligations and covenants of the Shareholder set forth herein. For the avoidance of doubt, in no event shall the Shareholder approve, consent to, vote in favor of or otherwise support any Superior Proposal prior to the termination of this Agreement.

4.2	Support for Superior Proposal

Notwithstanding anything to the contrary set forth in this Agreement, the Shareholder may tender the Subject Shares to a Superior Proposal, vote the Subject Shares in favour of a Superior Proposal, grant a proxy or other right to the Subject Shares with respect to a Superior Proposal, or transfer the Subject Shares pursuant to a Superior Proposal, as applicable, with the prior written consent of the Purchaser, which consent may be withheld in the sole discretion of the Purchaser.

Article 5
TERMINATION

5.1	Termination

Other than as set forth in Section 5.2, this Agreement will terminate and be of no further force and effect upon the earliest to occur of:

(a)	completion of the Arrangement;

(b)	the mutual consent of the Shareholder and the Purchaser;

(c)	termination of the Arrangement Agreement in accordance with its terms;

(d)	the delivery of written notice of termination by the Purchaser to the Shareholder, if the Shareholder has not complied with its covenants contained herein in all material respects; and

(e)	the delivery of written notice of termination by the Shareholder to the Purchaser, if the Purchaser has not complied, in all material respects, with its covenants contained in the first two sentences of Section 3.4 of this Agreement and, in all respects, with its covenants contained in the last sentence of Section 3.4 of this Agreement.

5.2	Effect of Termination

In the event of termination of this Agreement as provided in Section 5.1:

(a)	this Agreement shall forthwith be of no further force or effect; and

(b)	there shall be no liability on the part of the Purchaser or the Shareholder hereunder except that nothing contained in this Section 5.2 shall relieve any Party hereto from liability for any wilful material breach of this Agreement which occurred prior to the date of such termination or failure to comply with the obligations of Article 4.

Article 6
GENERAL PROVISIONS

6.1	References to Shares

References to “Shares” or “Subject Shares” include any shares or securities into which such shares or securities may be reclassified, subdivided, consolidated or converted and any rights and benefits arising therefrom, including any distributions of securities which may be declared in respect of the Shares, and references to per share offer consideration shall be subject to equitable adjustment to reflect any such change to the capitalization of the Corporation.

6.2	Further Assurances

Each of the Purchaser and the Shareholder shall from time to time execute and deliver all such further documents and instruments and do all such acts and things as the other Party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6.3	Time of the Essence

Time shall be of the essence of this Agreement.

6.4	Fees

Each Party hereto shall pay the fees, costs and expenses of their respective financial, legal, auditing and other professional and other advisors incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

6.5	Public Announcements and Filings

Except as required by law (including applicable securities law, rules and regulations) or applicable stock exchange requirements, the Shareholder shall not make any public announcement or statement with respect to the Arrangement or this Agreement without the prior written approval of the Purchaser. Moreover, the Shareholder agrees, to the extent reasonably practicable, to provide prior notice to the Purchaser of any public announcement relating to the Arrangement or this Agreement and agrees to consult with the Purchaser prior to issuing such public announcement.

The Shareholder hereby expressly consents to the disclosure of the existence and terms of this Agreement, including the Shareholder’s identity and ownership of the Subject Shares and the nature of such Shareholder’s commitments and obligations under this Agreement, in any press release, information circular, court documents or other public disclosure document prepared by the Corporation, the Purchaser or any of their respective affiliates in connection with the transactions contemplated by this Agreement and the Arrangement Agreement, and acknowledges that a copy of this Agreement shall be filed on each of System for Electronic Document Analysis and Retrieval (SEDAR) in Canada and Electronic Data Gathering, Analysis, and Retrieval (EDGAR) in the United States on or following the date hereof.

6.6	Specific Performance and other Equitable Rights

The Parties agree that irreparable harm will occur for which money damages are not an adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the Parties hereto agrees that the Parties shall be entitled to injunctive and other equitable relief to prevent breaches of this Agreement, and to enforce compliance with the terms of this Agreement, and further agrees to waive any requirement for the security or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. Such remedies will not be exclusive remedies for any breach of this Agreement but will be in addition to any other remedy to which the Purchaser may be entitled, at law or in equity.

6.7	Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties hereto.

6.8	Assignment

This Agreement may not be assigned by any Party without the prior written consent of the other Party; provided, however, that the Purchaser may assign its obligations under this Agreement to an affiliate of the Purchaser or a limited partnership for which the Purchaser acts as the general partner, provided that the Purchaser shall continue to be liable for any breach of or default in performance by the assignee of this Agreement.

6.9	Entire Agreement

This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior negotiations, investigations and agreements relating to the subject matter hereof. There are no warranties, representations, understandings or agreements between the Parties in connection with the subject matter hereof except as specifically set forth or referred to in this Agreement.

6.10	Amendments and Waiver

No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the Parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

6.11	Notices

Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and may be given by personal delivery or by facsimile or other electronic means of communication addressed to the recipient as follows:

(a)	if to the Shareholder:

[●]

Attention:	[●]
Facsimile:	[●]
E-mail:	[●]

with a copy to (which shall not constitute notice):

[●]

Attention:	[●]
Facsimile:	[●]
E-mail:	[●]

(b)	if to the Purchaser:

PF Argentum Acquisition ULC

c/o Pfizer Inc.
235 East 42nd Street

New York, NY 10017

Attention:	[●]
Email:	[●]

with copies to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Emily Oldshue

Email: emily.oldshue@ropesgray.com

and

Norton Rose Fulbright Canada LLP

222 Bay Street, Suite 3000

Toronto, Ontario

M5K 1E7

Attention: Vanessa Grant

Email: vanessa.grant@nortonrosefulbright.com

or to such other address, facsimile number or email address as may be designated by notice given by any Party to the other. If any notice or other communication shall be given by personal delivery, a copy of such notice or communication shall also be given by facsimile or email. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the date of actual delivery thereof and, if given by facsimile or other means of electronic communication, on the date of transmittal thereof if given prior to 5:00 P.M. (Toronto time) and on the next business day if not given prior to 5:00 P.M. (Toronto time).

6.12	Interpretation

In this Agreement words importing the singular shall include the plural and vice versa, words importing any gender include all genders and the word person includes individuals, partnerships, associations, trusts, foundations, unincorporated organizations, limited liability companies and corporations. The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

6.13	Severability

It is intended that all provisions of this Agreement shall be fully binding and effective between the Parties, but in the event that any particular provision or provisions or a part of one is found to be void, voidable or unenforceable for any reason whatever, then the particular provision or provisions shall be deemed severed from the remainder of this Agreement and all other provisions shall remain in full force.

6.14	Governing Law

This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

6.15	Independent Legal Advice

Each of the Parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.

6.16	Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Agreement by any Party by electronic transmission, including via DocuSign will be as effective as delivery of a manually executed copy of the Agreement by such Party.

6.17	No Agreement Until Executed

This Agreement shall not be effective unless and until (a) the Arrangement Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF the Parties hereto have hereunto executed this Agreement as of the date written above.

●

By
Name:
Title:

If the Shareholder is not a natural Person:

●

By
Name:
Title:

If the Shareholder is a natural Person:

Name:

[Signature page to Voting Support Agreement]

Schedule “A”

Subject Shares

Registered Holder (if different from Beneficial Owner)	Type of Securities	Number Held
Common Shares
First Preferred Shares, Series II
Warrants (Common Shares)
Warrants (First Preferred Shares, Series II)
DSUs
Stock Options